Exhibit (n)


                    Consent of Independent Public Accountants

   The                                                         Board of
                                                               Directors of
                                                               American National
                                                               Insurance Company
                                                               and the Contract
                                                               Owners of
                                                               American National
                                                               Variable Life
                                                               Separate Account:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information in connection with the registration on Form N-6. The audit report covering the December 31, 2003 consolidated financial statements of American National Insurance Company and subsidiaries refer to the Company's change in accounting method for goodwill during 2002.

Houston, Texas
April 23, 2004.